CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Portlogic Systems Inc of our report, dated October 3, 2007 relating to our audits of the financial statements, of Portlogic Systems Inc for the years ended May 31, 2007 and  2006.

/s/ Danziger Hochman Partners LLP

Toronto, Canada

June 3, 2008